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                                                                    EXHIBIT 16.1


                          [Arthur Andersen Letterhead]


June 10, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 6, 2002 of DMC Stratex Networks, Inc., to be filed with the Securities and Exchange Commission, and are in agreement with all the statements that refer to our firm.


Very truly yours,

/s/ Arthur Andersen LLP



cc: Carl A. Thomsen
    Sr. Vice President and Chief Financial Officer
    DMC Stratex Networks, Inc.